June 26, 2009	Exhibit 5.1

PROSPER MARKETPLACE, INC.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

RE:           Registration Statement on Form S-1, SEC File No. 333-147019

Ladies and Gentlemen:

        We have acted as counsel for Prosper Marketplace, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000.00 aggregate principal amount of the Company’s Borrower Payment Dependent Notes (the “Securities”).  The Securities will be purchased and sold pursuant to a lender member registration agreement (the “Lender Registration Agreement”) in the form set forth as an exhibit to the Registration Statement (as defined below) to be entered into between the Company and each purchaser of Securities (the “Purchasers”) and issued pursuant to an indenture, dated June 15, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In connection with this opinion, we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the amendments to the Company’s registration statement on Form S-1, File No. 333-147019, originally filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), on October 30, 2007, as amended on December 5, 2008, January 16, 2009, April 14, 2009, June 1, 2009 and June 26, 2009 (the “Registration Statement”), which, as so amended, includes a preliminary prospectus dated June 26, 2009 (the “Preliminary Prospectus”).

In connection with this opinion, we have examined the Registration Statement, including the Preliminary Prospectus and the exhibits thereto, and certain other records, documents, instruments and certificates of public officials and of the Company and have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for the purposes of rendering the opinions set forth herein.

PROSPER MARKETPLACE, INC. June 26, 2009 Page Two	Exhibit 5.1

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.  In making our examinations of documents executed by parties other than the Company, we have assumed that each other party has the legal capacity or power, and authority, corporate or other, to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute legal, valid and binding obligations of such party.  In addition, we have assumed that the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended.  We have also assumed the integrity and completeness of the minute books of the Company presented to us for examination.  With respect to certain factual matters we have relied upon certificates of officers of the Company.

We have assumed that the issuance and sale of the Securities by the Company will not violate or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Securities Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iv) the Lender Registration Agreement or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto.

In addition, our opinions hereinafter expressed are subject to the following qualifications and exceptions: (1) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (2) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Securities or the Indenture; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Securities or the Indenture is not material; (3) the enforceability of provisions of the Securities or the Indenture providing for indemnification or exculpation, to the extent such indemnification or exculpation is against public policy; (4) the enforceability of any provision of the Securities or the Indenture which purports to prohibit or restrict a transfer of rights; (5) the enforceability of any provision of the Securities or the Indenture which purports to establish evidentiary standards or to make determinations conclusive or powers absolute; (6) the effect of judicial decisions permitting the introduction of extrinsic evidence to modify the terms or the interpretation of the Indenture; (7) except to the extent encompassed by an opinion set forth below with respect to the Company, we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Indenture with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; (8) we express no opinion with respect to the securities, Blue Sky laws or antifraud laws of any state or other jurisdiction of the United States; and (9) we express no opinion as to whether the provision of the Indenture under which the parties submit to the jurisdiction of one or more New York courts or federal courts located in the State of New York is subject to application of the doctrine of forum non conveniens or similar statutory principle.

PROSPER MARKETPLACE, INC. June 26, 2009 Page Three	Exhibit 5.1

Based upon and subject to the foregoing, we are of the opinion that:

(a)  The Indenture has been duly authorized, executed and delivered by the Company.  The Indenture constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b)  The Securities have been duly authorized and when executed, authenticated and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to, and paid for by, the Purchasers in accordance with the terms of the Indenture and the Lender Registration Agreement, such Securities will be validly issued and will constitute the valid and binding obligations of the Company.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and applicable federal laws of the Untied States of America, as in effect on the date hereof.  We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Prospectus and any part of the Registration Statement.  In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP